Registration No. 333-______
_________________________________________________________________
_________________________________________________________________

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                           ___________

                            FORM S-8
                     REGISTRATION STATEMENT
                UNDER THE SECURITIES ACT OF 1933
                           ___________

                       M. A. HANNA COMPANY
     (Exact name of Registrant as specified in its charter)

           Delaware                         34-0232435
(State or other jurisdiction of          (I.R.S. Employer
incorporation or organization)         Identification No.)
                           ___________

  Suite 36-5000, 200 Public Square, Cleveland, Ohio 44114-2304
   (Address of principal executive office including zip code)
                           __________

M. A. Hanna Company Voluntary Non-Qualified Deferred Compensation Plan
                      (Full title of plan)
                           ___________

                     John S. Pyke, Jr., Esq.
          Vice President, General Counsel and Secretary
                       M. A. Hanna Company
   Suite 36-5000, 200 Public Square, Cleveland, OH 44114-2304
                         (216) 589-4000
(Name and address and telephone number including area code of agent for service)
                           __________

                 CALCULATION OF REGISTRATION FEE

  Title of                                                           Amount of
securities to         Amount       Price Per   Maximum aggregate   registration
be registered(1)  Registered(2)(3)  share(4)   Offering Price(4)      fee (4)

Common Stock
 Par Value
   $1.00             400,000       $21.8125        $8,725,000          $2,644

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the M.A. Hanna Company Voluntary Non-Qualified Deferred Compensation Plan (the "Plan").
(2) Maximum number of shares expected to be issued under the Plan prior to March 31, 2002.
(3) Pursuant to Rule 416 under the Securities Act, additional shares of the Common Stock of the Company issued or which become issuable in order to prevent dilution resulting from any future stock split, stock dividend or similar transaction are also being registered hereunder.
(4) Based upon the average of the high and low sales prices of the Common Stock in the consolidated reporting system on May 12, 1997; determined in accordance with Rule 457(c) solely for the purpose of determining the amount of the registration fee.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

      The  following documents and reports filed by M.  A.  Hanna
Company (File No. 1-5222) (the "Company") with the Securities and
Exchange Commission (the "Commission") are incorporated herein by reference:

      (a) Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1996;

      (b) Quarterly Report of the Company on Form 10-Q for the quarter ended March 31, 1997;

      (c) The description of the Company's Common Stock contained in the Registration Statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description; and

      (d) The description of the Company's Stock Purchase Rights contained in the Rights Agreement filed as Exhibit 2 to Form 8-K dated December 4, 1991, as amended.

      All documents filed after the date of the filing of this Registration Statement by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

      John S. Pyke, Jr., whose legal opinion is filed as an exhibit to this registration statement is Vice President, General Counsel and Secretary of the Registrant and is the beneficial owner of approximately 51,127 shares of the Company's Common Stock.

Item 6.  Indemnification of Directors and Officers

      Subsection  (b)(7) of Section 102 of the  Delaware  General
Corporation Law (the "DGCL") empowers a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision cannot eliminate or limit the liability of a director for (i) breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) payment of a dividend or approval of a stock repurchase which was illegal under Section 174 of the DGCL, or (iv) any transaction from which the director derived an improper personal benefit. Articles Thirteenth and Fourteenth of the Registrant's Certificate of Incorporation provide for limitation of liability of directors, and indemnification of directors, officers and others as follows:

     "THIRTEENTH: To the full extent permitted  by  the
     General  Corporation Law of the State of  Delaware
     or  any  other  applicable laws  as  presently  or
     hereafter   in   effect,  no   Director   of   the
     Corporation  shall  be personally  liable  to  the
     Corporation  or  its  stockholders  for  or   with
     respect   to   any  acts  or  omissions   in   the
     performance of his or her duties as a Director of the Corporation. No amendment to or repeal of this Article THIRTEENTH shall apply to or have any effect on the liability or alleged liability of any Director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment."

     "FOURTEENTH:  Each person who is  or  was  or  had
     agreed  to  become a Director or  officer  of  the
     Corporation,  or each such person who  is  or  was
     serving  or had agreed to serve at the request  of
     the  Board  of  Directors or  an  officer  of  the
     Corporation  as  an  employee  or  agent  of   the
     Corporation or as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the full extent permitted by the General
     Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect. Without limiting the generality or effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article. No amendment to or repeal of this Article FOURTEENTH shall apply to or have any effect on the right to indemnity permitted or authorized hereunder for or with respect to or have any effect on the right to indemnity permitted or authorized hereunder for or with respect to claims asserted before or after such amendment or repeal arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal."

     Reference is made to Section 145 of the DGCL relating to the
indemnification  of  directors  and  officers   of   a   Delaware
corporation.

     The Company has entered into Indemnification Agreements with all of the Company's directors (except Messr. Eyton) and all of the Company's executive officers (the "Indemnitees") to specify the extent to which Indemnitees may receive indemnification under circumstances in which indemnity would not otherwise be provided by the DGCL. Pursuant to the Indemnification Agreements, an Indemnitee will be entitled to indemnification as provided by
Section 145 of the DGCL and to indemnification for any amount which the Indemnitee is or becomes legally obligated to pay relating to or arising out of any claim made against such person because of any act, failure to act or neglect or breach of duty, including any actual or alleged error, misstatement or misleading statement, which such person commits, suffers, permits or acquiesces in while acting in the Indemnitee's position with the Company. The Indemnification Agreements provide specific procedures for securing indemnification and the Company is required to make payments in connection with any claim against the Indemnitee only to the extent expressly provided by law.

      The Company has purchased directors and officers liability insurance that provides for indemnification of directors and officers against certain liabilities.

Item 7.   Exemption from Registration Claimed

          Not applicable.

Item 8.  Exhibits

     4.1 Registrant's Certificate of Incorporation, as amended and restated as of May 1, 1996, and currently in effect (filed as Exhibit 3(a) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, File No. 1-5222) incorporated herein by reference.

     4.2  By-laws  of the Company (filed as Exhibit 3(d)  to  the
          Registrant's Annual Report on Form 10-K for the  fiscal
          year   ended  December  31,  1987,  File  No.   1-5222)
          incorporated herein by reference.

     4.3 Rights Agreement dated December 4, 1991 between the Company and Ameritrust Company National Association (filed as Exhibit 2 to Form 8-K of M. A. Hanna Company on December 5, 1991, as amended and as Exhibit 8 to Form 8 of the Company filed on December 24, 1991) incorporated herein by reference.

     5    Opinion of Counsel

     23.1 Consent of Ernst & Young LLP

     23.2 Consent of Price Waterhouse LLP

     23.3 Consent of Counsel (included in Exhibit 5)

     24   Powers of Attorney

     99 M. A. Hanna Company Voluntary Non-Qualified Deferred Compensation Plan (filed as Exhibit A to the Registrant's definitive proxy statement dated March 20, 1995 filed pursuant to Regulation 14A, file No. 1-5222) incorporated herein by reference.

Item 9.  Undertakings

     A.   The undersigned Registrant hereby undertakes:

     (1) To file during any period in which offers or sales are being made a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material
information  with  respect  to  the  plan  of  distribution   not
previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (A)(1)(i) and
(A)(1)(ii) do not apply if the registration statement is on Form S-3 or on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio on this 14th day of May, 1997.

                              M. A. HANNA COMPANY


                              By: /s/John S. Pyke, Jr.
                              John S. Pyke, Jr.
                              Vice President, General Counsel
                                and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated as of the dates indicated.

Signatures            Titles                Date

/s/ D.J. McGregor*    President and Chief   May 13, 1997
D.J. McGregor         Executive Officer
                      (principal executive
                      officer) and
                      Director

/s/ M.S. Duffey       Vice President and    May 13, 1997
M.S. Duffey           Chief Financial
                      Officer (principal
                      financial officer)

/s/ T.E. Lindsey      Controller            May 13, 1997
T.E. Lindsey          (principal
                      accounting officer)

/s/ B.C. Ames*        Director              May 13, 1997
B.C. Ames

/s/ C.A. Cartwright*  Director              May 13, 1997
C.A. Cartwright

/s/ G.D. Harnett*     Director              May 13, 1997
G.D. Harnett

/s/ W.R. Embry*       Director              May 13, 1997
W.R. Embry

/s/ J.T. Eyton*       Director              May 13,1997
J.T. Eyton

/s/ G.D. Kirkham*     Director              May 13, 1997
G. D. Kirkham

/s/ M.L. Mann*        Director              May 13, 1997
M.L. Mann

/s/ R.W. Pogue*       Director              May 13, 1997
R. W. Pogue

/s/ M.D. Walker*      Director              May 13, 1997
M. D. Walker

* John S. Pyke, Jr., the undersigned attorney-in-fact, by signing his name below, does hereby sign this registration statement on behalf of the directors and officers of M. A. Hanna Company indicated above by asterisk (constituting a majority of the directors) pursuant to a power of attorney executed by such persons and filed with the Securities and Exchange Commission contemporaneously herewith.


By: /s/John S. Pyke, Jr.
       John S. Pyke, Jr., as attorney-in-fact



     Pursuant to the requirements of the Securities Act of 1933, the administrators of the Plan have duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on May 14, 1997.

                           M.A. HANNA COMPANY VOLUNTARY NON-
                           QUALIFIED DEFERRED COMPENSATION PLAN

                           By:  Committee for Employee Benefits Administration


                                   By:  /s/ Lani L. Beach
                                        Lani L. Beach


                                   By:  /s/ Thomas W. Boothe
                                        Thomas W. Boothe


                                   By:  /s/ Michael S. Duffey
                                        Michael S. Duffey


                                   By:  Douglas R. Schrank


                                   By:  /s/ John S. Pyke, Jr.
                                        John S. Pyke, Jr.

                          EXHIBIT INDEX

   Exhibit  Exhibit
   Number


     4.1 Registrant's Certificate of Incorporation, as amended and restated as of May 1, 1996, and currently in effect (filed as Exhibit 3(a) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, File No. 1-5222) incorporated herein by reference.

     4.2  By-laws  of the Company (filed as Exhibit 3(d)  to  the
          Registrant's Annual Report on Form 10-K for the  fiscal
          year   ended  December  31,  1987,  File  No.   1-5222)
          incorporated herein by reference.

     4.3 Rights Agreement dated December 4, 1991 between the Company and Ameritrust Company National Association (filed as Exhibit 2 to Form 8-K of M. A. Hanna Company on December 5, 1991, as amended and as Exhibit 8 to Form 8 of the Company filed on December 24, 1991) incorporated herein by reference.

     5    Opinion of Counsel

     23.1 Consent of Ernst & Young LLP

     23.2 Consent of Price Waterhouse LLP

     23.3 Consent of Counsel (included in Exhibit 5)

     24   Powers of Attorney

     99 M. A. Hanna Company Voluntary Non-Qualified Deferred Compensation Plan. (filed as Exhibit A to the Registrant's definitive proxy statement dated March 20, 1995 filed pursuant to Regulation 14A, file No. 1-5222) incorporated herein by reference.